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                                                                    Exhibit 1.2



                                                                DRAFT 7/6/94


                             ______________ Shares

                             MICHAELS STORES, INC.

                                 Common Stock


                          SUBSCRIPTION AGREEMENT

                                                               London, England
                                                                July ___, 1994


CS FIRST BOSTON LIMITED
ROBERTSON, STEPHENS & COMPANY, L.P.
NOMURA INTERNATIONAL PLC
  c/o CS First Boston Limited ("CSFBL"),
    One Cabot Square
    London England  E14 4QJ


Dear Sirs:

      1. INTRODUCTORY. Michaels Stores, Inc., a Delaware corporation ("Company"), proposes to issue and sell to the several Managers named in Schedule B hereto (the "Managers") _______________ shares of its Common Stock, $0.10 par value ("Common Stock"), and the persons and entities listed in Schedule A hereto (the "Selling Stockholders") propose severally to sell to the several Managers an aggregate of _______________ shares of Common Stock of the Company (such shares of Common Stock to be sold by the Company and the Selling Stockholders are herein collectively called the "International Firm Shares"). The Company also proposes to issue and sell to the U.S. Underwriters (as defined below) and the Managers, at the option of CS First Boston Corporation as Representative of the U.S. Underwriters, an aggregate of not more than _______________ additional shares of its Common Stock (the "Optional Shares") as set forth below. The International Firm Shares and the Optional Shares that may be sold to the Managers (the "International Optional Shares") are herein collectively called the "International Shares."

      It is understood that the Company and the Selling Stockholders are concurrently entering into an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), with certain United States underwriters listed in Schedule A thereto (the "U.S. Underwriters"), for whom CS First Boston Corporation, Robertson, Stephens & Company, L.P., and Nomura Securities International, Inc. are acting as representatives (the "U.S. Representatives"), relating to the concurrent offering and sale of __________ shares of Common Stock ("U.S. Firm Shares", which together with the Optional Shares


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that may be sold to the U.S. Underwriters by the Company (the "U.S. Optional
Shares") are herein collectively called the "U.S. Shares") in the United States and Canada (the "U.S. Offering"). The U.S. Firm Shares and the International Firm Shares are herein collectively called the "Firm Shares." The U.S. Shares and the International Shares are herein collectively called the "Offered Shares." To provide for the coordination of their activities, the U.S. Underwriters and the Managers have entered into an Agreement Between the U.S. Underwriters and the Managers which permits them, among other things, to sell the Offered Shares to each other for purposes of resale.

      The Company hereby agrees with the several Managers as follows:

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company represents and warrants to, and agrees with, the several Managers that:

            (i) A registration statement (No. 33-53639) relating to the Offered Shares, including a form of prospectus relating to the U.S. Shares, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (A) if the Company has advised CSFBL that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (B) if the Company has advised CSFBL that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the U.S. Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "U.S. Prospectus", and the final form of prospectus relating to the International Shares, which is identical to the U.S. Prospectus except for the outside front cover page, the inside front cover page, the text under the captions "Underwriting" and "Subscription and Sale" in the U.S. Prospectus and the form of prospectus relating to the International Shares, respectively, and the outside back cover page (copies of such pages having been


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      heretofore delivered by the Company to CSFBL on behalf of the Managers), including all material incorporated by reference in such prospectus, is hereinafter referred to as the "International Prospectus." The U.S. Prospectus and the International Prospectus are hereinafter collectively referred to as the "Prospectuses." For purposes of the "lock-up" letters to be executed by the Selling Stockholders and others in connection herewith, the term "Prospectus" shall mean the U.S. Prospectus.

            (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the U.S. Prospectus pursuant to Rule 424(b), the Registration Statement and the U.S. Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this
      Agreement: on the Effective Date, the Registration Statement and the U.S. Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectuses based upon written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives or by any Manager through CSFBL specifically for use therein.

            (iii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except for (a) certain registration rights set forth in Article VII of that certain Common Stock and Warrant Agreement dated as of October 16, 1984, by and between Michaels Stores, Inc. and Peoples Restaurants, Inc. (the "Registration Rights"), all of which Registration Rights, pursuant to the terms of that certain Third Amendment to the Common Stock and Warrant Agreement dated September 1, 1992 (the "Third Amendment") are now held by the Prior Assignees (as defined in the Third Amendment), Tallulah, Ltd., the Christiana Trust and the Andrew Trust (as more fully described in the Third Amendment) and all of which Registration Rights have been waived with respect to the transactions


                                    -3-
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      contemplated by this Agreement, (b) the registration rights provided in that certain Agreement and Plan of Merger dated as of May 10, 1994 between the Company, LWA Acquisition Corporation and Leewards Creative Crafts, Inc. ("Leewards"), as amended to date (the "Merger Agreement"), (c) registration rights provided in the Stock Purchase Agreement, dated as of February 16, 1994 among the Company, Treasure House Stores, Inc. and the stockholders of Treasure House Stores, Inc., as amended by Amendment No. 1 to Stock Purchase Agreement, and (d) registration rights provided in the Agreement and Plan of Merger, dated as of March 3, 1994 among the Company and the other parties listed therein, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of March 31, 1994, relating to the acquisition of the affiliated store chains of Oregon Craft & Floral Supply Co. and H&H Craft and Floral Supply Co., which registration rights described in (b), (c) and (d) have been fully complied with and provided to the persons and entities entitled thereto.

            (iv) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against any Manager for a brokerage commission, finders fee or other like payment in connection with the International Offering, the U.S. Offering or the acquisition of Leewards by the Company pursuant to the Merger Agreement (the "Leewards Acquisition").

      (b) Each Selling Stockholder, severally and not jointly, represents and warrants with respect to himself, herself or itself, to, and agrees with, the several Managers that:

            (i) Such Selling Stockholder has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to the shares of the Common Stock to be sold by such Selling Stockholder and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the shares of the Common Stock to be sold by such Selling Stockholder hereunder; and upon the delivery of and payment for the International Firm Shares hereunder the several Managers will acquire valid and unencumbered title to the shares of the Common Stock to be sold by such Selling Stockholder, except for liens, claims, charges and other encumbrances, if any, created by or through any Underwriter.

            (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement, to the extent it relates to such Selling Stockholder, conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on the date of this Agreement, the Registration Statement, to the extent it relates to such Selling Stockholder, conforms, and at the time of filing of the U.S. Prospectus pursuant to Rule 424(b), the Registration Statement and the U.S. Prospectus, to the extent they relate to such Selling Stockholder, will conform, in all respects to the requirements of the Act and the Rules and


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      Regulations, and neither of such documents nor the International
      Prospectus, to the extent they relate to such Selling Stockholder, includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this
      Agreement: on the Effective Date, the Registration Statement and the U.S. Prospectus, to the extent they relate to such Selling Stockholder, will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents nor the International Prospectus, to the extent they relate to such Selling Stockholder, will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply to such Selling Stockholder only to the extent that any statements in or omissions from the Registration Statement or Prospectuses are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein.

            (iii) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Manager for a brokerage commission, finders fee or other like payment in connection with the International Offering or the U.S. Offering.

      3. PURCHASE, SALE AND DELIVERY OF INTERNATIONAL SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agrees, severally and not jointly, to sell to each Manager, and each Manager agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of U.S. $__________ per share (representing the offering price of U.S. $__________ per share less a selling concession of U.S. $__________ per share), the respective numbers of International Firm Shares (rounded up or down, as determined by you in your discretion, in order to avoid fractions) obtained by multiplying the number of International Firm Shares to be sold by the Company or the number of International Firm Shares set forth opposite the name of such Selling Stockholder in Schedule A hereto, as the case may be, by a fraction the numerator of which is the number of International Firm Shares set forth opposite the name of such Manager in Schedule B hereto and the denominator of which is the total number of International Firm Shares.

      Certificates in negotiable form for the shares of the Common Stock to be sold by the Selling Stockholders hereunder will be placed in custody, for delivery under this Agreement, pursuant to agreements entitled Custody Agreement and Power of Attorney (the "Custody Agreement and the Power of Attorney") made with the Company as custodian ("Custodian") and ________________________ and _________________________ as attorneys-in-fact for the Selling Stockholders (the "Attorneys-in-Fact"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreement and Power of Attorney are


                                    -5-
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subject to the interests of the  Managers hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Common Stock hereunder, certificates for such shares of Common Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

      The Company and the Custodian will deliver the International Firm Shares to CSFBL for the accounts of the Managers, at the office of CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055, (or, if requested by CSFBL, through the Depository Trust Corporation system) against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of Michaels Stores, Inc., in the case of ________ International Firm Shares and to each Selling Stockholder in the case of the International Firm Shares being sold by such Selling Stockholder, at the office of Jackson & Walker L.L.P., Dallas, Texas, at 10:00 A.M., New York time, on _______________, _______________, 1994, or at such other date and time not later than seven full business days thereafter as CSFBL and the Company determine, such time and date being herein referred to as the "First Closing Date." The certificates for the International Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBL requests and will be made available for checking and packaging at the office of CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055 at least 24 hours prior to the First Closing Date.
Delivery to the Attorneys-in-Fact, or to either of them, of the check payable to any Selling Stockholder shall be deemed delivery of such check to such Selling Stockholder for purposes of this Agreement.

      In addition, upon written notice from CS First Boston Corporation from time to time given to the Company not more than 30 days subsequent to the date of the initial public offering of the U.S. Firm Shares, the U.S. Underwriters and the Managers may purchase all or less than all of the Optional Shares, which in the case of the Managers shall be at the purchase price per share to be paid for the International Firm Shares. Unless otherwise agreed between the U.S. Representatives and CSFBL, the Optional Shares to be so purchased by the Managers shall be in the same proportion as the International Firm Shares bear to the Firm Shares. The Company agrees to sell to the Managers the number of such International Optional Shares specified in such notice and the Managers agree, severally and not jointly, to purchase such International Optional Shares. Such International Optional Shares shall be purchased for the account of each Manager in the same proportion as the number of International Firm Shares set forth opposite such Manager's name in Schedule B hereto bears to the total number of International Firm Shares (subject to adjustment by CSFBL to eliminate fractions) and may be purchased by the Managers only for the purpose of covering


                                    -6-
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over-allotments made in connection with the sale of the International Firm
Shares. No Optional Shares shall be sold or delivered unless the U.S. Firm Shares and the International Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by CS First Boston Corporation on behalf of the U.S. Underwriters and the Managers to the Company.

      The time for the delivery of and payment for the International Optional Shares (or any part thereof), being herein referred to as an "Option Closing Date" (which may be the First Closing Date) (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the U.S. Representatives but shall be not later than seven (7) business days after written notice of election to purchase U.S. Optional Shares is given. The Company will deliver the International Optional Shares to CSFBL for the accounts of the several Managers, at the office of CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds drawn to the order of Michaels Stores, Inc., at the office of Jackson & Walker L.L.P., Dallas, Texas. The certificates for the International Optional Shares will be in definitive form, in such denominations and registered in such names as CSFBL requests upon reasonable notice prior to the Option Closing Date with respect to such shares and will be made available for checking and packaging at the office of CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055 at a reasonable time in advance of the Option Closing Date with respect to such shares.

      The Company will pay to the Managers as aggregate compensation for their commitments hereunder and for their services in connection with the purchase of the International Shares and the management of the offering thereof, if the sale and delivery of the International Shares to the Managers provided herein is consummated, an amount equal to U.S. $_______________ per International Share, which may be divided among the Managers in such proportions as they may determine. Such payment will be made on the First Closing Date in the case of the International Firm Shares and on the Option Closing Date in the case of the International Optional Shares sold to the Managers, in each case by way of deduction by the Managers of said amount from the purchase price for the International Shares referred to above.

      4. OFFERING BY MANAGERS. It is understood that the several Managers propose to offer the International Shares for sale to the public as set forth in the International Prospectus.

      In connection with the distribution of the International Shares, the Managers, through a stabilizing manager, may over-allot or effect transactions on any exchange, in any over-the-counter market or otherwise, which stabilize or maintain the market prices of the International Shares at levels other than those which might otherwise prevail, but in such event and in relation thereto, the Managers will act for themselves and not as agents of the Company, and any loss resulting from over-allotment and stabilization will be borne, and any profit arising therefrom will be beneficially retained, by the Managers. Such stabilizing, if commenced, may be discontinued at any time.


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      5.    CERTAIN AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.
(i) The Company agrees with the several Managers that:

            (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the U.S. Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the U.S. Representatives, subparagraph,
      (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise CSFBL promptly of any such filing pursuant to Rule 424(b).

            (b) The Company will advise CSFBL promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectuses and will not effect such amendment or supplementation without CSFBL's consent, which consent shall not be unreasonably withheld; and the Company will also advise CSFBL promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) If, at any time when a prospectus relating to the Offered Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company, subject to paragraph (b) above, promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBL's consent to, nor the Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

            (e) The Company will furnish to CS First Boston Corporation copies of the Registration Statement (four of which will be signed and will include all exhibits), each preliminary prospectus relating to the International Shares, the International Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBL reasonably requests.

            (f) During the period of five years hereafter, the Company will furnish to CSFBL and, upon request, to each of the other Managers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to CSFBL (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other publicly available information concerning the Company as CSFBL may reasonably request.

            (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Managers for any expenses (including fees and disbursements of counsel) incurred by them in connection with the filing with the National Association of Securities Dealers, Inc. relating to the Offered Shares and for expenses incurred in distributing preliminary prospectuses relating to the International Shares and the International Prospectus (including any amendments and supplements thereto) to the Managers.

            (h) The Company will indemnify and hold harmless the Managers against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Shares and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

            (i) Except for filings with the Ministry of Finance in Japan that were coordinated by the Representatives, no action has been or, prior to the completion of the distribution of the Offered Shares, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Shares, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Shares or any other offering material, in any country or jurisdiction where action for that purpose is required.

            (j) The Company shall use its reasonable efforts to cause the conditions to the obligations of the several Managers to purchase and pay for the International Firm Shares on the First Closing Date and the International Optional Shares on each Option Closing Date to be satisfied on or prior to the applicable Closing Date.

(ii)  Each Selling Stockholder agrees:

            (a) to deliver to CSFBL on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

            (b) to use its reasonable efforts to cause the conditions to the obligations of the several Managers to purchase and pay for the International Firm Shares on the First Closing Date, to the extent such conditions relate to such Selling Stockholder, to be satisfied on or prior to the First Closing Date.

      6. CONDITIONS OF THE OBLIGATIONS OF THE MANAGERS. The obligations of the several Managers to purchase and pay for the International Firm Shares on the First Closing Date and the International Optional Shares on each Option Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company, the Selling Stockholders and the Custodian of their obligations hereunder and to the following additional conditions precedent (provided that the conditions set forth herein that relate to the Selling Stockholders shall not constitute conditions to the obligations of the several Managers to purchase Optional Shares on any Option Closing Date that is other than the First Closing Date):

            (a) CSFBL shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Ernst & Young confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                  (i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have made a review of the unaudited financial statements of the Company and its consolidated subsidiaries included in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their reports attached to such letter;

                  (iii) on the basis of the review referred to in clause (ii)
            above, a reading of the latest available interim financial statements of the Company and its consolidated subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements of the Company and its consolidated subsidiaries included in the Registration Statement do not comply in form in all material respects with applicable accounting requirements of the Act and the related published Rules and Regulations;

                        (B) at the date of the latest available balance sheet of the Company and its consolidated subsidiaries read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries, or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets of the Company and its consolidated subsidiaries, as compared with amounts shown on the latest balance sheet of the Company and its consolidated subsidiaries included in the Prospectuses; or

                        (C) for the period from the closing date of the latest income statement of the Company and its consolidated subsidiaries included in the Prospectuses to the closing date of the latest available income statement of the Company and its consolidated subsidiaries read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement of the Company and its consolidated subsidiaries included in the Prospectuses, in consolidated net sales or net operating income of the Company and its consolidated subsidiaries or in the total or per share amount of consolidated net income of the Company and its consolidated subsidiaries;

            except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its consolidated subsidiaries subject to the internal controls of the Company's and its consolidated subsidiaries' accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

      For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectuses" shall mean the prospectus included in the Registration Statement and the related draft of the International Prospectus. All financial statements and schedules included in material incorporated by reference into the U.S. Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

            (b) CSFBL shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Deloitte & Touche confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                  (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have made a review of the unaudited financial statements of Leewards and its consolidated subsidiaries included in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their reports attached to such letter;

                  (iii) on the basis of the review referred to in clause (ii)
            above, a reading of the latest available interim financial statements of Leewards and its consolidated subsidiaries, inquiries of officials of Leewards who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited financial statements of Leewards and its consolidated subsidiaries included in the Registration Statement do not comply in form in all material respects with applicable accounting requirements of the Act and the related published Rules and Regulations;

                        (B) at the date of the latest available balance sheet of Leewards and its consolidated subsidiaries read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of Leewards and its subsidiaries consolidated, or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets of Leewards and its consolidated subsidiaries, as compared with amounts shown on the latest balance sheet of Leewards and its consolidated subsidiaries included in the Prospectuses; or

                        (C) for the period from the closing date of the latest income statement of Leewards and its consolidated subsidiaries included in the Prospectuses to the closing date of the latest available income statement of Leewards and its consolidated subsidiaries read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement of Leewards and its consolidated subsidiaries included in the Prospectuses, in consolidated net sales or net operating income of Leewards and its consolidated subsidiaries or in the total or per share amount of consolidated net income of Leewards and its consolidated subsidiaries;

            except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of Leewards and its consolidated subsidiaries subject to the internal controls of Leewards' and its consolidated subsidiaries' accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

      For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectuses" shall mean the prospectus included in the Registration Statement and the related draft of the International Prospectus. All financial statements and schedules included in material incorporated by reference into the U.S. Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

            (c) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBL. If the Effective Time is prior to the execution and delivery of this Agreement, the U.S. Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Stockholder or CSFBL, shall be contemplated by the Commission.

            (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in United States or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of CSFBL, be likely to prejudice materially the success of the proposed issue, sale or distribution of the International Shares, whether in the primary market or in respect of dealings in the secondary market; (ii) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the reasonable judgment of CSFBL, materially impairs the investment quality of the Offered Shares; (iii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or on The Nasdaq Stock Market or the over-the-counter market; (v) any banking moratorium declared by Federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency, if, in the reasonable judgment of CSFBL, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the International Shares.

            (e) CSFBL shall have received an opinion, dated such Closing Date, of Jackson & Walker, L.L.P., counsel for the Company, to the effect that:

                  (i) The Company and each subsidiary of the Company that is incorporated under the laws of one of the United States has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and the Company and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualifications, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and the subsidiaries taken as a whole;

                  (ii) The Offered Shares delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued and conform to the description thereof contained in the Prospectuses; when purchased and issued pursuant to the terms of this Agreement the Offered Shares being delivered on such Closing Date by the Company will be, and all other Offered Shares and all other outstanding shares of the Common Stock of the Company are, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Offered Shares pursuant to any applicable statute, rule or regulation or to the Certificate of Incorporation or bylaws of the Company, and to such counsel's knowledge no preemptive rights with respect to the Offered Shares exist, whether pursuant to the items listed above, pursuant to contract or otherwise;

                  (iii) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except for (a) the Registration Rights, which pursuant to the Third Amendment are now held by the Prior Assignees (as defined in the Third Amendment), Tallulah, Ltd., the Christiana Trust and the Andrew Trust (as more fully described in the Third Amendment), all of which Registration Rights have been waived with respect to the transactions contemplated by this Agreement, (b) the registration rights provided in the Merger Agreement, (c) registration rights provided in the Stock Purchase Agreement, dated as of February 16, 1994 among the Company, Treasure House Stores, Inc. and the stockholders of Treasure House Stores, Inc., as amended by Amendment No. 1 to Stock Purchase Agreement, and (d) registration rights provided in the Agreement and Plan of Merger, dated as of March 3, 1994 among the Company and the other parties listed therein, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of March 31, 1994, relating to the acquisition of the affiliated store chains of Oregon Craft & Floral Supply Co. and H&H Craft and Floral Supply Co., which registration rights described in (b), (c) and (d) have been fully complied with and provided to the persons and entities entitled thereto.

                  (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in connection with the issuance or sale of the Offered Shares, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (v) The execution, delivery and performance of this Agreement and the Subscription Agreement and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order (excluding orders that specifically name and are directed to the Company and are unknown to such counsel and excluding the specific matters under the Act, the Rules, the Regulations and Rule 10(b)5 under the Securities Exchange Act of 1934 that are covered by paragraph (vi) below, the only opinions being expressed with respect to such matters being set forth in paragraph (vi) below) which a lawyer experienced in the public offering of securities would recognize as applicable to a transaction of the type covered by this Agreement of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or the charter or bylaws of the Company or any subsidiary of the Company or (B) to the knowledge of such counsel, any agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound or to which any of the properties of the Company or any subsidiary of the Company are subject, and the Company has full power and authority to authorize, issue and sell the Offered Shares as contemplated by this Agreement and the Subscription Agreement;

                  (vi) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the U.S. Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the U.S. Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that either the Registration Statement or the Prospectuses, or any amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state any material fact required pursuant to the Act, the Rules or the Regulations to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectuses of statutes, legal and governmental proceedings (other than statutes, legal or governmental proceedings related to the securities laws of any jurisdiction other than the United States) and contracts and other documents are accurate and fairly present the information required to be shown pursuant to the Act, the Rules or the Regulations; and such counsel do not know of any legal or governmental proceedings required pursuant to the Act, the Rules or the Regulations to be described in the Registration Statement or Prospectuses which are not described as required pursuant to the Act, the Rules and the Regulations or of any contracts or documents of a character required pursuant to the Act, the Rules or the Regulations to be described in the Registration Statement or Prospectuses or to be filed as exhibits to the Registration Statement which are not described and filed as required pursuant to the Act, the Rules and the Regulations; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained, by incorporation by reference or otherwise, in the Registration Statement or the Prospectuses;

                  (vii) This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company; and

                  (viii)The merger of a wholly-owned subsidiary of the Company with and into Leewards described in the Merger Agreement (the "Merger") has been effected, and a Certificate of Merger covering such Merger has been filed with the necessary government authorities.

            (f) You shall have received an opinion, dated the Closing Date, of counsel for each of the Selling Stockholders (which counsel may be in-house counsel of such Selling Stockholder), to the effect that:

                  (i) Such Selling Stockholder has valid and unencumbered title to the Common Stock sold by such Selling Stockholder pursuant to this Agreement and has full right, power and authority to sell, assign, transfer and deliver such Common Stock hereunder; and, assuming that the several Underwriters have purchased such shares of Common Stock in good faith and without notice of any defect in title thereto, the several Managers have acquired valid and unencumbered title to the Common

            Stock purchased by them from such Selling Stockholder hereunder, except for liens, claims, charges and other encumbrances created by or through any Manager;

                  (ii) To the knowledge of such counsel, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement or the Custody Agreement and Power of Attorney in connection with the sale of the Common Stock sold by such Selling Stockholder hereunder, except such as may be required under the Act or state securities laws;

                  (iii) The execution, delivery and performance of this
            Agreement and the Custody Agreement and Power of Attorney and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation which a lawyer experienced in the public offering of securities would recognize as applicable to a transaction of the type covered by this Agreement (assuming all consents, approvals, authorizations, or orders of or filings with any governmental body or agency required under the Act or state securities laws have been obtained or made), or the charter or bylaws of such Selling Stockholder which is a corporation, the partnership agreement of any Selling Stockholder that is a partnership, or the trust instrument of any Selling Stockholder that is a trust, or, to the knowledge of such counsel, any order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or, to the knowledge of such counsel, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject;

                  (iv) This Agreement and the Underwriting Agreement have been duly authorized, executed and delivered by such Selling Stockholder; and

                  (v) The Custody Agreement and Power of Attorney to which such Selling Stockholder is a party has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement, enforceable against such Selling Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws of general applicability affecting the rights of creditors and to principles of equity, except that no opinion need be expressed with respect to section 4.H. or 5.A.(2) of such Custody Agreement and Power of Attorney.

      To the extent that any of such opinions relate to the state law of any state in which such counsel is not admitted to practice, such counsel may rely on opinions of local counsel in such state if the local counsel is reasonably acceptable to the Underwriters and their counsel and the opinions of the local counsel are also addressed to the Underwriters and specifically state that the Underwriters are permitted to rely on such opinions.

            (g) CSFBL shall have received from Fulbright & Jaworski, United States counsel for the Managers, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Shares, the Registration Statement, the Prospectuses and other related matters as CSFBL may require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (h) CSFBL shall have received a certificate, dated such Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct in all material respects, that the Company has, in all material respects, complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the dates of the most recent financial statements in the Prospectuses, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectuses or as described in such certificate.

            (i) CSFBL shall have received letters, dated such Closing Date, of Ernst & Young and Deloitte & Touche which meet the requirements of subsections (a) and (b), respectively, of this Section, except that the specified dates referred to in such subsections will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

            (j) On such Closing Date, the U.S. Underwriters shall have purchased the U.S. Firm Shares or the U.S. Optional Shares, as the case may be, pursuant to the Underwriting Agreement.

            (k) Each Selling Stockholder that has delivered supplemental instructions as contemplated by clause 1.F of the Custody Agreement and Power of Attorney to which such Selling Stockholder is a party shall have delivered to you an original of such supplemental instructions with the signature of such Selling Stockholder thereon guaranteed by a commercial bank or trust company in the United States or by a member firm of the New York Stock Exchange.

The Company and the Selling Stockholders will furnish CSFBL with such conformed copies of such opinions, certificates, letters and documents as CSFBL reasonably requests.

      7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Manager through CSFBL specifically for use therein.

      (b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Manager against any losses, claims, damages or liabilities, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, and will reimburse each Manager for any legal or other expenses reasonably incurred by such Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. Such Selling Stockholder shall not be liable under this Section 7 or for any breach of, or inaccuracy contained in, the representations and warranties of such Selling Stockholder contained in
Section 2(b) of this Agreement for an amount in excess of the purchase price received by such Selling Stockholder from the Managers hereunder, less the amount of damages which such Selling Stockholder has otherwise been required to pay under this Section 7 or otherwise. The indemnity agreements contained in this paragraph (b) are subject to the condition that, insofar as they relate to any such untrue statement or omission or alleged untrue statement or omission made in a preliminary prospectus but eliminated or remedied in the International Prospectus, such indemnity agreements shall not inure to the benefit of any Manager from whom the person asserting such loss, claim, damage or liability purchased Common Stock if a copy of the International Prospectus was not furnished to such person at or prior to the time such action is required.

      (c) Each Manager will, severally and not jointly, indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Manager through CSFBL specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

      (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Managers on the other from the offering of the International Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the International Shares (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount unless such loss, claim, damage or liability arises out of an untrue statement or alleged untrue statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the Registration Statement or the Prospectus. Notwithstanding the provisions of this subsection (e), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total purchase price received by such Selling Stockholder from the Managers hereunder exceeds the amount of damages which such Selling Stockholder has otherwise been required to pay under this Section 7 or otherwise. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Manager within the meaning of the Act; and the obligations of the Managers under this Section shall be in addition to any liability which the respective Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

      8. DEFAULT OF MANAGERS. If any Manager or Managers default in their obligations to purchase International Shares hereunder on either the First Closing Date or the Option Closing Date and the aggregate number of shares of International Shares that such defaulting Manager or Managers agreed but failed to purchase does not exceed 10% of the total number of shares of International Shares that the Managers are obligated to purchase on such Closing Date, CSFBL may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such International Shares by other persons, including any of the Managers, but if no such arrangements are made by such Closing Date the non-defaulting Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the International Shares that such defaulting Managers agreed but failed to purchase on such Closing Date. If any Manager or Managers so default and the aggregate number of shares of International Shares with respect to which such default or defaults occur exceeds 10% of the total number of shares of International Shares that the Managers are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBL, the Company and the Selling Stockholders for the purchase of such International Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Manager, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to International Optional Shares after the First Closing Date, this Agreement will not terminate as to the International Firm Shares). As used in this Agreement, the term "Manager" includes any person substituted for an Manager under this Section. Nothing herein will relieve a defaulting Manager from liability for its default.

      9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Stockholders and the several Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Manager, any Selling Stockholder or the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the International Shares. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the International Shares by the Managers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Selling Stockholders and the Managers pursuant to Section 7 shall remain in effect, and if any shares of International Shares have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the International Shares by the Managers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iv), (v) or (vi) of Section 6(d), the Company will reimburse the Managers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the International Shares.

      10. NOTICES. All communications hereunder will be in writing and, if sent to the Managers, will be mailed, delivered or telegraphed and confirmed to CSFBL at, c/o CS First Boston Limited, One Cabot Square, London England E14 4QJ,
Attention: Corporate Secretary, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 5931 Campus Circle Drive, Las Colinas Business Park, Irving, Texas 75063, Attention: Jack E. Bush, with a courtesy copy to Charles D. Maguire, Jr., Jackson & Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to such Selling Stockholder at the address set forth under such Selling Stockholder's name on Schedule A; provided, however, that any notice to a Manager pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Manager.

      11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      12. REPRESENTATION OF MANAGERS AND SELLING STOCKHOLDERS. CSFBL will act, and acknowledge that you are authorized to act, for the several Managers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by CSFBL will be binding upon all the Managers. In accordance with the Custody Agreement and Power of Attorney, _________________________ will act for the Selling Stockholders in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by _________________________ will be binding upon all Selling Stockholders.

      13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      15. TELECOPY EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      16. COMPLETION OF DISTRIBUTION. CSFBL agrees that it will inform the Company when the Managers have completed the distribution of the International Shares contemplated by this Agreement in order to permit the Company to perform its obligations hereunder, including those obligations imposed by Section 5(c).

      If the foregoing is in accordance with CSFBL's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the several Managers in accordance with its terms.

                                    Very truly yours,

                                    MICHAELS STORES, INC.



                                    By:
                                        ------------------------------------
                                    Title:
                                           ---------------------------------


                                    SELLING STOCKHOLDERS:

                                    By _________________________ as
                                    attorney-in-fact for each of the Selling
                                    Stockholders listed below pursuant to
                                    authority granted in the Custody Agreement and Power of Attorney.



                                    ----------------------------------------

                                    Alan Altschuler
                                    Stephen J. Berman
                                    EMP & Co.
                                    Frontenac Venture V Limited Partnership
                                    GIPEN & Co.
                                    Alan L. Magdovitz
                                    MONY Life Insurance Company of America
                                    The Mutual Life Insurance Company
                                      of New York
                                    John A. Popple
                                    Prudential-Bache Capital Partners I, L.P.
                                    Prudential-Bache Capital Partners II, L.P.
                                    The Prudential Insurance Company of America
                                    John E. Welsh, III

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CS FIRST BOSTON LIMITED
ROBERTSON, STEPHENS & COMPANY, L.P.
NOMURA INTERNATIONAL PLC


By:
    -------------------------------
Title:
      -----------------------------

- -----------------------------------
- -----------------------------------
- -----------------------------------


Each by its duly authorized attorney-in-fact


By:
   --------------------------------

                                 SCHEDULE A


                                                                    Total
                                                                  Number of
      Selling Stockholders                                    Shares to be Sold
      --------------------                                    -----------------


Alan Altschuler ............................................._________________
Seaport Capital, Inc.
99 Wall Street, 6th Floor
New York, NY  10005

Stephen J. Berman ..........................................._________________
Seaport Capital, Inc.
99 Wall Street, 6th Floor
New York, NY  10005

EMP & Co. ..................................................._________________
c/o Ms. Laura Pearl
Harris Trust and Savings Bank
Frontenac Company
208 S. LaSalle Street, Room 1900
Chicago, IL  60604

Frontenac Venture V Limited Partnership ....................._________________
c/o Mr. Roger McEniry
Frontenac Company
208 S. LaSalle Street, Room 1900
Chicago, IL  60604

GIPEN & Co. ................................................._________________
c/o Ms. Suzanne Walton
MONY Financial Services
1740 Broadway
Mail Drop 11-6
New York, NY  10019

Alan L. Magdovitz ..........................................._________________
Seaport Capital, Inc.
99 Wall Street, 6th Floor
New York, NY  10005

MONY Life Insurance Company of America ......................_________________
c/o Ms. Suzanne Walton
MONY Financial Services
1740 Broadway
Mail Drop 11-6
New York, NY  10019

                                                        SCHEDULE A CONTINUED


                                                                   Total
                                                                 Number of
      Selling Stockholders                                   Shares to be Sold
      --------------------                                   -----------------


The Mutual Life Insurance Company of New York ..............._________________
c/o Ms. Suzanne Walton
MONY Financial Services
1740 Broadway
Mail Drop 11-6
New York, NY  10019

John A. Popple .............................................._________________
Leewards Creative Crafts, Inc.
1200 St. Charles Street
Elgin, Illinois  60120

Prudential-Bache Capital Partners I, L.P. ..................._________________
c/o Mr. Stephen J. Berman
Seaport Capital, Inc.
99 Wall Street, 6th Floor
New York, NY  10005

Prudential-Bache Capital Partners II, L.P. .................._________________
c/o Mr. Stephen J. Berman
Seaport Capital, Inc.
99 Wall Street, 6th Floor
New York, NY  10005

The Prudential Insurance Company of America ................._________________
c/o Mr. David Descalzi
Prudential Corporate Funding
4 Gateway Center, 9th Floor
Newark, NJ  07102-4069

John E. Welsh, III .........................................._________________
Seaport Capital, Inc.
99 Wall Street, 6th Floor
New York, NY  10005






              Total..........................................
                                                             =================

                                 SCHEDULE B

                                                                     Total
                                                                   Number of
                                                       International Firm Shares
      Manager                                                  to be Purchased
      -------                                                  ---------------

CS First Boston Limited ....................................._________________

Robertson, Stephens & Company, L.P. ........................._________________

Nomura International plc ...................................._________________






                Total........................................
                                                             =================